Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, Post-Effective Amendment #1, of our report dated March 25, 2009, relating to the consolidated financial statements of World Heart Corporation as of and for the years ended December 31, 2008 and 2007, which appear in the Annual Report on Form 10-K for the year ended December 31, 2008.

/s/Burr Pilger Mayer, Inc.

San Francisco, California

February 3, 2010